As Filed With The Securities and Exchange Commission
               on December 19, 1997, Registration No. 333-____

                   SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549
                           -----------------

                                 FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                       THE SECURITIES ACT OF 1933
                           ------------------

                  DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                               DELAWARE
       (State or Other Jurisdiction of Incorporation or Organization)

                              13-3152648
                    (I.R.S. Employer Identification No.)

  200 NORTH WESTLAKE BOULEVARD, SUITE 202, WESTLAKE VILLAGE, CALIFORNIA 91362
            (Address of Principal Executive Offices)              (Zip Code)

      DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC. 1997 STOCK INCENTIVE PLAN
                      (Full Title of the Plan)

                RONALD E. WITTMAN, CHIEF FINANCIAL OFFICER
                  DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.
  200 NORTH WESTLAKE BOULEVARD, SUITE 202, WESTLAKE VILLAGE, CALIFORNIA  91362
                   (Name and Address of Agent for Service)

                               (805) 381-2700
            (Telephone Number, Including Area Code, of Agent for Service)
                               ------------------

                                   Copies to:
                               MURRAY MARKILES, ESQ.
                     TROOP MEISINGER STEUBER & PASICH, LLP
                           10940 WILSHIRE BOULEVARD
                        LOS ANGELES, CALIFORNIA 90024
                               (310) 824-7000
                              ------------------

                       CALCULATION OF REGISTRATION FEE
===============================================================================

  Title Of        Amount To      Proposed        Proposed        Amount of
Securities To   be Registered    Maximum         Maximum        Registration
be Registered                    Offering        Aggregate Fee
                                 Price Per       Offering
                                 Share(1)        Price(1)
-------------------------------------------------------------------------------
Common Stock       350,000       $8.00        $2,800,000        $826
===============================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c). On December 16, 1997, the average of the bid and ask price of the Registrant's Common Stock on the NASDAQ SmallCap Market was $8.00 per share.

PART I


                                   PROSPECTUS


                     DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.

                                  COMMON STOCK
                          (PAR VALUE $0.01 PER SHARE)

                      350,000 SHARES ISSUABLE UNDER THE
                         1997 STOCK INCENTIVE PLAN

                                     OF

                     DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.

                     200 NORTH WESTLAKE BOULEVARD, SUITE 202
                        WESTLAKE VILLAGE, CALIFORNIA  91362

                               (805) 381-2700
           ______________________________________________________

                 THE SHARES DESCRIBED HEREIN WILL BE SOLD
                    UNDER THE 1997 STOCK INCENTIVE PLAN
                 AS DESCRIBED HEREIN.  PARTICIPATION IN THE
           1997 STOCK INCENTIVE PLAN IS OFFERED AS SET FORTH HEREIN
     TO CERTAIN KEY EMPLOYEES AND ELIGIBLE DIRECTORS, OFFICERS AND CONSULTANTS
                OF DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.
           ______________________________________________________

                 THESE SECURITIES HAVE NOT BEEN APPROVED
                  OR DISAPPROVED BY THE SECURITIES AND
                     EXCHANGE COMMISSION NOR HAS THE
                 COMMISSION PASSED UPON THE ACCURACY OR
                      ADEQUACY OF THIS DOCUMENT.  ANY
                   REPRESENTATION TO THE CONTRARY IS A
                           CRIMINAL OFFENSE.
           _______________________________________________________

             THE DATE OF THIS DOCUMENT IS DECEMBER 19, 1997.

                            AVAILABLE INFORMATION

DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC., formerly EDUDATA CORPORATION (herein referred to both as the "Registrant" and as the "Company"), has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities described in this document. This document does not contain all the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement, as permitted by the rules and regulations of the Commission.

The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street N.W., Washington, D.C. 20549; Everett McKinley Dirksen Building, 219 S. Dearborn Street, Chicago, Illinois 60604; and Federal Building, 26 Federal Plaza, New York, New York 10278. Copies of such material can be obtained from the Public Reference Section of the Commission, Room 1024, 450 Fifth Street N.W., Washington, D.C. 20549, at prescribed rates.

                               TABLE OF CONTENTS
                                                                Page

General Information and Purpose                                  4
Administration                                                   4
Eligibility                                                      5
Common Stock Covered by the Plan                                 5
Terms and Conditions of Options Granted under the Plan           5
Terms and Conditions of SARs Granted Under the Plan              6
Terms and Conditions of Stock Bonuses and Rights to Purchase
  Restricted Stock Granted Under the Plan                        7
Termination of Employment Services                               8
Withholding Taxes                                                9
Changes in Capital Structure                                     9
Merger or Acquisition of the Company                             9
Restrictions on Transfer of Option Rights                        9
Compliance with Securities Laws                                  10
Employment                                                       10
Amendment of the Plan                                            10
Additional Information                                           10
Certain United States Federal Income Tax Considerations          11
Glossary                                                         12

NO PERSON HAS BEEN AUTHORIZED BY THE COMPANY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS DOCUMENT IN CONNECTION WITH THE SECURITIES DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS DOCUMENT DOES NOT CONSTITUTE AN OFFERING IN ANY STATE IN WHICH AN OFFER OR SOLICITATION IS NOT AUTHORIZED BY THE LAWS THEREOF.
NEITHER THE DELIVERY OF THIS DOCUMENT NOR ANY SALES MADE IN CONNECTION HEREWITH SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THE COMPANY MAKES NO REPRESENTATION OR WARRANTY AS TO THE FUTURE MARKET VALUE OF ANY SHARES ISSUED IN ACCORDANCE WITH THE PROVISIONS OF THE DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC. 1997 STOCK INCENTIVE PLAN.

                          ____________________________

   THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT
           HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

                          ____________________________


This document is a summary of the principal provisions of the DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC. 1997 Stock Incentive Plan (the "Plan") and the rights which have been or may be granted under the Plan. Please note that this is a summary and therefore it is qualified in its entirety by reference to the text of the Plan. To facilitate your reading, we have included a glossary of certain key terms at the end of this document. To obtain additional information about the Plan and its administrators or a copy of the Plan, please contact DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC., 200 North Westlake Boulevard, Suite 202, Westlake Village, California 91362, (805) 381-2700, Attention:
Chief Financial Officer or Secretary. Such information may be requested orally or in writing and will be supplied free of charge.

                         GENERAL INFORMATION AND PURPOSE

The purpose of the Plan is to attract, retain and motivate certain key employees, directors, officers and consultants of DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC., a Delaware corporation, by giving them incentives which are linked directly to increases in the value of the common stock of the Company, par value $.01 per share (the "Common Stock"). Incentives under the Plan may take the form of Options, Stock Bonuses, Rights to Purchase Restricted Stock, Re-Load Options or SARs (collectively, "Option Rights"), or a combination of the foregoing, all of which are described below.

Options to purchase Common Stock granted under the Plan ("Options") may either be options intended to qualify as "Incentive Stock Options," "Non-statutory Options" or "Re-Load Options." The Company intends that any stock appreciation rights ("SARs") granted under the Plan will comply with the requirements of Rule 16b-3 and any further rules promulgated in substitution therefor under the Securities Exchange Act of 1934 (the "Exchange Act"), during the term of the Plan.

The Plan was adopted by the Board of Directors of the Company effective as of February 5, 1997, subject to the approval of the Plan by the shareholders of the Company, and qualification of the Plan with the California Department of Corporations. A majority of the Company's shareholders approved the Plan on March 24, 1997 at the Annual Meeting of the Shareholders.

The Plan will terminate on March 24, 2007, unless terminated earlier by the Company's Board of Directors. The termination of the Plan before March 24, 2007 will have no effect on the Option Rights outstanding on the date of such termination.

                                 ADMINISTRATION

The Plan may be administered either by the Board of Directors or by a committee appointed by the Board of Directors of the Company consisting of at least two Non-Employee Directors (the "Committee") (the party administering the Plan shall be hereinafter referred to as the "Plan Administrator"). The Committee serves at the pleasure of the Board of Directors of the Company, and the entire Committee or any of its members may be removed or replaced at the discretion of the Board.

The Plan Administrator has the sole discretion and authority, consistent with the provisions of the Plan, to choose the persons to whom Option Rights will be granted (hereinafter called the "Grantee"), and the nature of such grants. Subject to the provisions of the Plan, the Plan Administrator has the authority to interpret the Plan and to make all other determinations and to take all actions necessary or advisable for the proper administration of the Plan.

                               ELIGIBILITY

The Plan provides that Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to directors who are employed by the Company and officers and employees of the Company. Option Rights other than Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted to directors, officers, employees and consultants of the Company. No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Internal Revenue Code of 1986, as amended (the "Code") stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its affiliates unless (i) the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the fair market value of the Common Stock at the date of grant, and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date of its grant.


                       COMMON STOCK COVERED BY THE PLAN

Three hundred and fifty thousand shares of the Company's authorized but unissued Common Stock are reserved and available for issuance under the Plan. No fees, commissions or other charges will be paid in connection with the issuance of such shares of Common Stock. The stock of the Company is listed on both the NASDAQ SmallCap Market, under the symbol DMDS, and the Boston Stock Exchange, under the symbol DMD.

Solely for purposes of determining the number of shares of Common Stock reserved and available for issuance under the Plan, each SAR granted without relation to an Option is treated as an Option. The shares covered by the unexercised portion of any terminated, surrendered or expired Option Rights granted under the Plan will become available again for grant of Option Rights under the Plan; PROVIDED, HOWEVER, that if the Company receives shares in payment of all or a portion of the purchase price for any shares, or in payment of any tax liabilities (see "WITHHOLDING TAXES"), such shares will not again be available for issuance under the Plan.

               TERMS AND CONDITIONS OF OPTIONS GRANTED UNDER THE PLAN

OPTIONS. Options give their recipients the right at some specified date or dates in the future to buy stock at a price that is set at the time the Option is granted. As indicated above, Options may be either Incentive Stock Options, Non-statutory Options or Re-Load Options.

STOCK OPTION AGREEMENT. All Options granted under the Plan must be evidenced by a stock option agreement between the Grantee and the Company. The various stock option agreements entered into under the Plan need not be identical and may include any term or condition which is not inconsistent with the Plan and which the Plan Administrator deems appropriate for inclusion.

EXERCISE PRICE. The exercise price of each Incentive Stock option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, the exercise price of an Option for which an exemption from the qualification requirements of the California Corporate Securities Law of 1968, as amended (the "CCSL"), is unavailable, and which is granted to a person who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, shall be at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant.

EXERCISE OF OPTIONS. The Plan Administrator has the discretion to specify the time periods during which Options become exercisable and the number of shares that may be exercised during each such period, PROVIDED HOWEVER, that, in the case of an Option for which an exemption from the qualification requirements of the CCSL is unavailable, the vesting provisions must provide for vesting of at least twenty percent (20%) per year of the total number of shares subject to the Option from the date the Option was granted; and PROVIDED, FURTHER, that Options granted to officers, directors or consultants of the Company may vest at a rate of less than twenty percent (20%) per year. The expiration date of each Option is fixed by the Plan Administrator, but may not in any case be more than ten years from the date of grant.

If an Incentive Stock Option is granted to a Grantee owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries or parent corporations, such Incentive Stock Option must be exercised within five years of the date on which it was granted. Subject to certain exceptions discussed below (see "TERMINATION OF EMPLOYMENT SERVICES"), an Option may not be exercised if the Grantee is no longer employed by or serving the Company or if the Grantee has not continuously served the Company since the grant of such Option.

The Plan provides that no Incentive Stock Options may be granted to any individual to the extent the aggregate fair market value of the stock (based on the market value of the stock at the time of the grant), with respect to which incentive stock options are exercisable for the first time in any one calendar year under the Plan and all related plans of the Company or of any subsidiary or parent, exceeds $100,000. Options granted to a Grantee in excess of the $100,000 limit will be Non-statutory Options.

The exercise price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (1) in cash at the time the Option is exercised, or (2) at the discretion of the Plan Administrator, either at the time of the grant or exercise of the Option, (a) by delivery to the Company of other shares of Common Stock, (b) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other shares of Common Stock) with the person to whom the Option is granted or to whom the Option is transferred pursuant to the terms of the Plan, or (c) in any other form of legal consideration that may be acceptable to the Plan Administrator.

In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be payable at the minimum rate of interest necessary to avoid the imputation of interest, under the applicable provisions of the Code and Treasury Regulations.

RE-LOAD OPTIONS. The Plan Administrator may include as part of any Option a provision entitling the Grantee to a further Option (a "Re-Load Option") in the event the Grantee exercises the Option, in whole or in part, by surrendering other shares of Common Stock. Any such Re-Load Option may be an Incentive Stock Option or a Non-statutory Stock Option, as the Plan Administrator may designate at the time of the grant of the original Option; PROVIDED, HOWEVER, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollar ($100,000) annual limitation on exercisability of Incentive Stock Options described in the Plan. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares under the Plan and shall be subject to such other terms and conditions as the Plan Administrator may determine which are not inconsistent with the express provisions of the Plan regarding the terms of the options.

                 TERMS AND CONDITIONS OF SARS GRANTED UNDER THE PLAN

SARS. SARs give their recipients the value of right to receive, upon exercise, the amount by which the value of a share of Common Stock has appreciated between the date on which the SAR was granted and the date on which it was exercised. There are three types of Stock Appreciation Rights which shall be available for issuance under the Plan: Tandem Rights, Concurrent Rights and Independent Rights.

               (i) TANDEM STOCK APPRECIATION RIGHTS. Tandem Rights will be granted appurtenant to an Option and will require the holder to elect between the exercise of such Option for shares of Common Stock and the surrender, in whole or in part, of such Option for an appreciation distribution payable in cash in an amount equal to (a) the aggregate Fair Market Value (on the date of Option surrender) of the number of vested shares of Common Stock under the Option (or portion thereof) being surrendered on such date, less (b) the aggregate exercise price of such vested shares of Common Stock. Tandem Rights may be tied to either Incentive Stock Options or Non-statutory Stock Options. Each such right shall, except as specifically set forth below, be subject to the same terms and conditions applicable to the particular Option to which it pertains.

               (ii) CONCURRENT STOCK APPRECIATION RIGHTS. Concurrent Rights will be granted appurtenant to an Option and may apply to all or any portion of the shares of Common Stock subject to such Option and will be automatically exercised at the same time such Option is exercised with respect to the particular shares of Common Stock to which the Concurrent Right pertains. The appreciation distribution, payable in cash, to which the holder of such Concurrent Rights shall be entitled upon exercise of the related Option shall be an amount equal to (a) the aggregate Fair Market Value (on the date of Option exercise) of the number of vested shares of Common Stock under the Option (or portion thereof) being exercised on such date and with respect to which such Concurrent Rights apply, less (b) the aggregate exercise price paid for such vested shares of Common Stock. Concurrent Rights may be tied to any or all of the shares of Common Stock under any Incentive Stock Option or Non-statutory Stock Option. A Concurrent Right shall, except as specifically set forth below, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains.

               (iii) INDEPENDENT STOCK APPRECIATION RIGHTS. Independent Rights shall be granted independently of any Option and will entitle the holder upon exercise thereof to an appreciation distribution payable in cash in an amount equal to (a) the aggregate Fair Market Value (on the date of the exercise of the Independent Right) of a number of shares of Common Stock equal to the number of vested share equivalents with respect to which the holder is exercising the Independent Right on such date, less (b) the aggregate Fair Market Value (on the date of the grant of the Independent Right) of such number of shares of Common Stock. Independent Rights shall, except as specifically set forth below, be subject to the same terms and conditions applicable to Nonstatutory Stock Options. They shall be denominated in share equivalents.

TERMS APPLICABLE TO STOCK APPRECIATION RIGHTS GENERALLY.
-------------------------------------------------------

               (i) To exercise any outstanding Stock Appreciation Right, the holder must provide written notice of exercise to the Company in compliance with the provisions of the instrument evidencing such right.

               (ii) If a Stock Appreciation Right is granted to an individual who is at the time subject to Section 16(b) of the Exchange Act, the instrument of grant shall incorporate all the terms and conditions at the time necessary to assure that the subsequent exercise of such right shall qualify for the safe-harbor exemption from short-swing profit liability provided by Rule 16b-3 promulgated under the Exchange Act (or any successor role or regulation).

               (iii) No limitation shall exist on the aggregate amount of cash payments the Company may make under the Plan in connection with the exercise of Stock Appreciation Rights.

SAR AGREEMENT. All SARs granted under the Plan must be evidenced by an SAR Agreement between the Grantee and the Company. Provisions of the various SAR Agreements entered into under the Plan need not be identical and may include any term or condition which is not inconsistent with the Plan and which the Plan Administrator deems appropriate for inclusion, including, without limitation, the right to impose a limitation on the amount payable in cash, common stock, or both, upon the exercise of a SAR.

            TERMS AND CONDITIONS OF STOCK BONUSES AND RIGHTS TO
               PURCHASE RESTRICTED STOCK GRANTED UNDER THE PLAN

STOCK BONUSES AND RIGHTS TO PURCHASE RESTRICTED STOCK. The Plan also provides for the grant of Stock Bonuses and Rights to Purchase Restricted Stock. Stock Bonuses are grants of Common Stock to participants in the Plan and do not involve the payment of a purchase price. The award of a Right to Purchase Restricted Stock entitles a participant in the Plan to acquire shares of Common Stock which are subject to certain voting limitations and restrictions at a price which is lower than the fair market value of the Common Stock on the date of the grant of such award. Each Stock Bonus or Restricted Stock Purchase Agreement shall be approved by the Plan Administrator and be in such form and shall contain such terms and conditions as the Plan Administrator shall deem appropriate.

PURCHASE PRICE OF RESTRICTED STOCK. The purchase price of shares of Common Stock for which an exemption from the qualification requirements of the CCSL is unavailable shall be at least eighty-five percent (85%) of the fair market value of the Common Stock at the date of the grant or the sale; provided, if such shares of Common Stock are granted or sold to a person who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its affiliates, the purchase price shall be at least one hundred ten percent (110%) of the fair market value of the Common Stock a the date of grant or sale.

The purchase price of Common Stock acquired pursuant to a Restricted Stock Purchase Agreement shall be paid in any form of legal consideration that may be acceptable to the Plan Administrator in its discretion. The Plan Administrator may also award stock pursuant to a Stock Bonus Agreement in consideration for past services actually rendered to the Company or for its benefit.

RIGHT OF REPURCHASE IN FAVOR OF THE COMPANY. Shares of Common Stock sold or awarded under the Plan may be subject to a right to repurchase in favor of the Company upon termination of the person to whom such shares have been sold or awarded at a repurchase price equal to the original purchase price (or such higher price as the Plan Administrator may determine to be appropriate). The Plan Administrator shall provide that such rights to repurchase lapse with respect to such purchased shares pursuant to a schedule determined by the Board; PROVIDED, HOWEVER, that for any Stock Bonus or Restricted Stock Purchase right for which an exemption from the qualification requirements of the CCSL is unavailable, the Company's right to repurchase at the original purchase price shall lapse at a minimum rate of twenty percent (20%) per year over five years from the date the stock bonus or restricted stock purchase right was granted and such right shall terminate to the extent not exercised within ninety days following termination of the shareholder/purchaser.

                     TERMINATION OF EMPLOYMENT SERVICES

If a Grantee ceases to be employed by, or render services as an employee, director, officer or consultant to, the Company or any of its subsidiaries for any reason other than death or permanent disability, the Grantee may exercise any Option Rights he or she holds, to the extent that such right was exercisable at the date of termination, at any time within (i) 90 days after the date of termination for Incentive Stock Options, or (ii) 30 days after the date of termination for any Option Right not exempt from the qualification requirements of the CCSL. Should any Option Right expire after termination and before the end of the 30-day period, the Grantee will have no further right to exercise such Option Rights. Absence on leave, with the approval of the Company or any of its subsidiaries, shall not be considered an interruption of service for any purpose of the Plan. Consequently, for the purposeof determining the exercisability of an Option, an authorized leave of absence will not be deemed to be an interruption in a Grantee's service to the Company.

If the Grantee's employment by, or services to, the Company are terminated as a result of death or permanent disability, any Option Right granted to that individual may be exercised to the extent the Option Right has not expired by lapse of time, at any time within six months after termination (or such longer period, not exceeding twelve months for Incentive Stock Options, may be as set forth in a Stock Option Agreement), by the Grantee or the executors or administrators of the Grantee's estate or by any person or persons who acquire the Option directly from the Grantee by bequest or inheritance, as the case may be; and assuming that the Plan is then in effect, notwithstanding the fact that the Option Right may expire during such six-month period.

                                WITHHOLDING TAXES

Upon the exercise of their Option Rights, Grantees will be responsible for the payment of any federal, state, provincial or local income taxes that the Plan Administrator determines are required to be paid in order for the Company or its subsidiary, as the case may be, to claim an income tax deduction. Upon approval ny the Plan Administrator (which may be granted or withheld in the Plan Administrator's sole discretion), a Grantee who is not an officer or director of the Company within the meaning of Section 16(b) of the Exchange Act may satisfy his or her tax obligations by requiring the Company, upon exercise of an Option Right, to withhold from the Common Stock issuable upon exercise of the Option Right that number of shares of Common Stock having a fair market value equal to the required tax payment.

                         CHANGES IN CAPITAL STRUCTURE

The existence of outstanding Option Rights will not limit the ability of the Company to make, authorize or perform any corporate action, including, without limitation, any or all adjustments, recapitalizations, reorganizations or other changes in its or any other corporation's capital structure or business, any merger or consolidation, any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting Common Stock or rights thereof, the dissolution or liquidation of the Company or any other corporation, or any sale or transfer of any part of the Company's or any other corporation's assets or business.

If the number of outstanding shares of Common Stock of the Company is increased or decreased in number or changed into or exchanged for a different number or kind of securities of the Company or any other corporation as a result of a recapitalization, reclassification, stock split, combination of shares, stock dividend or other similar event, the number and kind of securities with respect to which Option Rights may be granted under the Plan, the number and kind of securities as to which outstanding Option Rights may be exercised, and the option price at which outstanding Option Rights may be exercised, may be adjusted by the Plan Administrator.

                    MERGER OR ACQUISITION OF THE COMPANY

In connection with the dissolution or liquidation of the Company or a partial liquidation involving 50% or more of the assets of the Company, a reorganization of the Company where another entity is the survivor, a merger or reorganization of the Company pursuant to which more than 50% of the shares of the Company outstanding prior to such merger or reorganization is converted into cash or into another security, a sale of over 50% of the assets of the Company, or a similar event that the Plan Administrator determines, in its absolute discretion, would materially alter the structure of the Company, unless otherwise provided for in any Stock Option Agreement or SAR Agreement, as the case may be, the Plan Administrator may in its absolute discretion, and, upon 15 days' written notice to Grantees: (i) accelerate outstanding Option Rights by shortening the period during which Option Rights are exercisable,
(ii) accelerate any exercise schedule to which an Option Right is subject;
(iii) arrange to have the surviving corporation grant to the Grantees replacement options, with appropriate adjustment as to number and kind of securities and option prices; or (iv) cancel such Option Rights upon payment to Grantees in cash with respect to each Option Right to the extent then exercisable (whether or not accelerated by the Plan Administrator) of an amount which, in the absolute discretion of the Plan Administrator, is determined to be equivalent to the difference between (x) the fair market value at the effective time of such dissolution, liquidation, merger, reorganization, sale or other event of the consideration that the Grantee would receive if the Option Right had been exercised before such effective time, and (y) the exercise price of each such Option Right.

These actions may be taken by the Plan Administrator without consideration of any resulting income tax consequences to the Company or to the Grantee.

                     RESTRICTIONS ON TRANSFER OF OPTION RIGHTS

No Grantee may transfer or assign any Option Right obtained under the Plan, except by will, or if the Grantee dies intestate, by the laws of descent and distribution. Consequently, during the lifetime of a Grantee, such individual is the only person who may exercise his or her rights under the Plan. Notwithstanding the generality of the foregoing, no Grantee may create any lien or otherwise encumber any right obtained under the Plan. [Further notwithstanding the foregoing, a Non-statutory Stock Option shall be transferable pursuant to a qualified domestic relations order satisfying the requirements of Rule 16b-3 and any administrative interpretations or pronouncements thereunder (a "QDRO"), and shall be exercisable during the lifetime of the person to whom the Option Right is granted only by such person or any transferee pursuant to a QDRO.]

Neither a Grantee nor his or her successor has any rights as a stockholder with respect to any Common Stock subject to an Option Right until the right is exercised, the exercise price is paid in full and the certificate or certificates evidencing the shares are delivered to such person.

                      COMPLIANCE WITH SECURITIES LAWS

The Company is not obligated to offer or sell any shares upon exercise of an Option Right unless the sale and issuance of such shares is in compliance with all applicable state or local securities laws.

Any Grantee who is or becomes a director, officer or ten percent shareholder of the Company (a "Reporting Person"), within ten days of becoming a Reporting Person, shall file a report with the Commission on Form 3 setting forth his or her beneficial ownership of any of the securities of the Company on the date that he or she became a Reporting Person. Additionally, each Reporting Person is required to file a Form 4 with the Commission within ten days following the close of any calendar month in which there is any change in his or her beneficial ownership of the securities of the Company, whether such change occurs by reason of purchase, sale or any other type of transaction, including, without limitation, any Option Right exercise. Further, each Reporting Person is required to file a Form 5 with the Commission within 45 days following the close of the Company's fiscal year setting forth the Reporting Person's transactions involving the Company's securities during the just closed fiscal year. If a Grantee owns more than five percent of the outstanding Common Stock of the Company, a material change in his or her shareholdings will require an additional filing under the Williams Act on Schedule 13D.

                                 EMPLOYMENT

Nothing in the Plan confers on a Grantee any right to employment or service or to continue in the employment or the service of the Company or any subsidiary of the Company. Further, nothing in the Plan will prevent the Company or any subsidiary from terminating the Grantee's employment or service at any time. Participation in the Plan by a Grantee is voluntary.

                         AMENDMENT OF THE PLAN

The Board may amend the Plan at any time if the proposed amendment does not have a materially adverse effect on any outstanding Option Rights or any unexercised portions thereof. Notwithstanding the generality of the foregoing, amendments may affect then outstanding Option Rights or any unexercised portions thereof in order to conform the Plan and Option Rights granted under the Plan to any changes in the Code relating to Incentive Stock Options or conform to any Treasury Regulations issued from time to time relating thereto or to conform the Plan and SARs granted under the Plan to any changes in the Exchange Act relating to SARs.

                          ADDITIONAL INFORMATION

Information concerning: (i) the number of persons eligible to participate in the Plan, (ii) the number of persons actually participating in the Plan, (iii) the number of shares reserved for issuance under Option Rights not yet granted,
(iv) the number of shares covered by outstanding Options, (v) the exercise price and expiration date of outstanding Options and (vi) the number of shares issued upon exercise of Options, will be included in the Company's Annual Report to Shareholders or proxy statement, both of which will be delivered to all participants in the Plan free of charge. Such information is incorporated herein by this reference. Also incorporated herein by reference are all other reports filed by the Company pursuant to 13(a) or 15(d) of the Exchange Act and any description of the Company's Common Stock found in any Registration Statement, and any amendments thereto, filed with the Securities and Exchange Commission concerning such stock. Participants in the Plan may obtain copies of such documents free of charge, upon oral is written request made to the Company at the address or phone number set forth in the introductory paragraph to this document.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following general discussion of the principal tax considerations is based upon the tax laws and regulations of the United States existing as of the date hereof, all of which are subject to modification at any time. Each participant in the Plan is urged to consult with his or her own tax adviser with respect to the tax consequences of the grant or exercise of Options Rights and the disposition of shares acquired under the Plan, as those consequences relate to the employee's own particular circumstances. In particular, the discussion which follows does not apply to persons who are not citizens or residents of the United States and, therefore, such persons are strongly urged to consult with their own tax advisers with respect to the tax implications of the grant or exercise of an option and the disposition of shares acquired under the laws of the country in which they reside or are citizens.

The Plan does not constitute a qualified retirement plans under Section 401(a) of the Code (which generally covers trusts forming part of a stock bonus, pension or profit-sharing plan funded by the employer and/or employee contributions which are designed to provide retirement benefits to participants under certain circumstances) and is not subject to the Employer Retirement Income Security Act of 1974 (the pension reform law which regulates most types of privately funded pension, profit-sharing and other employee benefit plans).

CONSEQUENCES TO KEY EMPLOYEES AND DIRECTORS: INCENTIVE STOCK OPTIONS. No income is recognized for federal income tax purposes by a Grantee at the time an Incentive Stock Option is granted, and, except as discussed below, no income is recognized by a Grantee upon his or her exercise of an Incentive Stock Option. If the Grantee makes no disposition of the shares received upon exercise within two years from the date the option was granted and one year from the date the option is exercised, the Grantee will recognize long-term capital gain or loss when he or she disposes of his or her shares. Such gain or loss will be measured by the difference between the exercise price of the option and the amount received for the shares at the time of disposition.

If the Grantee disposes of shares acquired upon exercise of an Incentive Stock Option within two years after being granted the option or within one year after acquiring the shares, any amount realized from such disqualifying disposition will be taxable as ordinary income in the year of disposition to the extent that the lesser of (A) the fair market value of the shares on the date the Incentive Stock Option was exercised or (B) the fair market value at the time of such disposition exceeds the Incentive Stock Option exercise price. Any amount realized upon disposition in excess of the fair market value of the shares on the date of exercise will be treated as long-term or short-term capital gain, depending upon whether the shares have been held for more than one year.

The use of stock acquired through exercise of an Incentive Stock Option to exercise an Incentive Stock Option will constitute a disqualifying disposition if the applicable holding period requirement has not been satisfied.

For alternative minimum tax purposes, the excess of the fair market value of the stock on the date of exercise over the exercise price of the Incentive Stock Option is included in computing alternative minimum taxable income.

CONSEQUENCES TO KEY EMPLOYEES AND DIRECTORS: OTHER RIGHTS. No income is recognized by a holder of Non-statutory Options or SARs (collectively referred to in this Subsection only as the "Rights") at the time Rights are granted under the Plan. In general, at the time cash is transferred or shares are issued to a holder pursuant to exercise of Rights, the holder will recognize ordinary income equal to the excess of the sum of cash and the fair market value of the shares on the date of exercise over the exercise price.

A holder will recognize gain or loss on the subsequent sale of shares acquired upon exercise of Rights in an amount equal to the difference between the selling price and the tax basis of the shares, which will include the price paid plus the amount included in the holder's income by reason of the exercise of the Rights. Provided the shares are held as a capital asset, any gain or loss will be long-term or short-term capital gain or loss depending upon whether the shares have been held for more than one year.

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

CONSEQUENCES TO THE COMPANY: INCENTIVE STOCK OPTIONS. The Company (or the subsidiary of the Company which employs the Grantee) will not be allowed a deduction for federal income tax purposes at the time of the grant or exercise of an Incentive Stock Option. There are also no federal income tax consequences to the Company as a result of the disposition of shares acquired upon exercise of an Incentive Stock Option if the disposition is not a disqualifying disposition. At the time of a disqualifying disposition by a Grantee, the Company (or the subsidiary or part of the Company which employs the Grantee) will be entitled to a deduction for the amount received by the Grantee to the extent that such amount is taxable to the Grantee as ordinary income.

CONSEQUENCES TO THE COMPANY: OTHER RIGHTS. The Company (or the subsidiary of the Company which employs the Grantee) will be entitled to a deduction for federal income tax purposes in the year and in the same amount as the Grantee is considered to have realized ordinary income in connection with the exercise of other Rights if provision is made for withholding of federal income taxes, where applicable.

                                 GLOSSARY

For the purposes of this summary the following terms have the following meanings:

"CODE" means the Internal Revenue Code of 1986, as amended.

"COMMISSION" means the Securities and Exchange Commission.

"COMMON STOCK" means the Company's Common Stock, par value $0.01 per share.

"COMPANY" means DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC., a Delaware corporation.

"GRANTEES" means holders of Option Rights under the Plan.

"INCENTIVE STOCK OPTIONS" are Options which in return for special tax treatment are subject to various technical requirements. Incentive Stock Options are defined in Section 422 of the Code.

"NON-STATUTORY OPTIONS" are Options which do not receive special tax treatment and consequently their issuance is subject to fewer technical requirements.

"OPTION RIGHTS" means any of the Options, Stock Bonuses, Rights to Purchase Restricted Stock, SARs and Re-Load Options, or any combination thereof, granted by the Company pursuant to the Plan.

"OPTIONS" means options to purchase shares of the Common Stock of the Company granted under the Plan.

"PLAN" means the DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC. 1997 Stock Incentive Plan.

"RIGHT TO PURCHASE RESTRICTED STOCK" means an award of an entitlement to purchase shares of Common Stock under the Plan which are subject to certain voting limitations and restrictions at a price which is lower than fair market value of the Common Stock on the date of grant.

"SARS" means stock appreciation rights.  SARs are described on page 6 hereof.

"STOCK BONUS" means a grant of Common Stock under the Plan which does not involve the payment of a purchase price.

                                  ____________

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

                                    PART II

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated herein by reference:

     (a)  Registrant's Annual Report on Form 10-K for the ten-month period ended December 31, 1996;

     (b)  Registrant's Report on Form 10-QSB for the quarters ended March

          31, 1997, June 30, 1997 and September 30, 1997;

     (c) The information under the caption "DESCRIPTION OF SECURITIES" on Pages 43 through 46 of Registrant's Registration Statement on Form SB-2 (Registration No. 333-22507).

All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


ITEM 4.   DESCRIPTION OF SECURITIES.

     The securities to be offered are registered under Section 12 of the Exchange Act of 1934.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Registrant's Certificate of Incorporation and its Bylaws provide for the indemnification by the Registrant of each director, officer and employee of the Registrant to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended. Section 145 of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     In addition, Section 145 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Delaware law further provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Registrant's Certificate of Incorporation also provides that a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.
Section 102(b)(7) of the Delaware General Corporation Law provides that a provision so limiting the personal liability of a director shall not eliminate or limit the liability of a director for, among other things: breach of the duty of loyalty; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; unlawful payment of dividends; and transactions from which the director derived an improper personal benefit.

     The Registrant has entered into separate but identical indemnity agreements (the "Indemnity Agreements") with each director of the Registrant and certain of its officers (the "Indemnitees"). Pursuant to the terms and conditions of the Indemnity Agreements, the Registrant has agreed to indemnify each Indemnitee against any amounts which he or she becomes legally obligated to pay in connection with any claim against him or her based upon any action or inaction which he or she may commit, omit or suffer while acting in his or her capacity as a director and/or officer of the Registrant or its subsidiaries; provided, however, that Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action, had no reasonable cause to believe Indemnitee's conduct was unlawful. In addition, the Registrant has obtained insurance policies on behalf of its directors and officers, as permitted by its Certificate of Incorporation.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


ITEM 8.  EXHIBITS.

     4.1  DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC. 1997 STOCK
INCENTIVE PLAN.

     5.1 Opinion of Troop Meisinger Steuber & Pasich, LLP regarding validity of securities.

     23.1 Consent of Troop Meisinger Steuber & Pasich, LLP (included in Exhibit 5.1).

     23.2 Consent of Coopers & Lybrand LLP.


ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by the director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of the counsel the matter has been settled by controlling precedent, submit to the appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 19 day of December, 1997.


                              DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.
                              (Registrant)



                              By:/s/ Robert H. Gurevitch
                              --------------------------------------------
                                  ROBERT H. GUREVITCH, CHIEF EXECUTIVE OFFICER

                                   (Principal Executive Officer)


                                POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints Robert H. Gurevitch and Ronald E. Wittman, and each of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

      SIGNATURE                   TITLE                       DATE
      ---------                   -----                       ----

/s/ Robert H. Gurevitch  Chairman of the Board, Chief      December 19, 1997
-----------------------  Executive Officer, President
  Robert H. Gurevitch    and Secretary


/s/ Jack D. Preston      Director                          December 19, 1997
-----------------------
   Jack D. Preston


/s/ Marvin H. Kleinberg  Director                          December 19, 1997
-----------------------
  Marvin H. Kleinberg


/s/ Ronald E. Wittman    Chief Financial Officer,          December 19, 1997
-----------------------  Controller and Vice
   Ronald E. Wittman     President

                           EXHIBIT INDEX

                                                             Sequentially
Exhibit No.    Exhibit Description                          Numbered Page
-----------    -------------------                          -------------
4.1            DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.
               1997 Stock Incentive Plan.

5.1            Opinion of Troop Meisinger Steuber & Pasich
               LLP regarding validity of securities.

23.1           Consent of Troop Meisinger Steuber & Pasich
               (included in Exhibit 5.1).

23.2           Consent of Coopers & Lybrand, LLP

               [LETTERHEAD OF TROOP MEISINGER STEUBER & PASICH]

                        December 19, 1997




DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.
200 North Westlake Boulevard, Suite 202
Westlake Village, CA 91362

Ladies and Gentlemen:

          At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to which this letter is attached as Exhibit
5.1 filed by DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC., a Delaware corporation (the "Company"), in order to register under the Securities Act of 1933, as amended (the "Act"), 350,000 shares of Common Stock, par value $0.01 per share (the "Shares"), of the Company issuable pursuant to the Company's 1997 Stock Incentive Plan (the "Plan").

          We are of the opinion that the Shares have been duly authorized and upon issuance and sale in conformity with and pursuant to the Plan, the Shares will be validly issued, fully paid and non-assessable.

          We consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.


                         Respectfully submitted,

                         /s/ TROOP MEISINGER STEUBER & PASICH, LLP

                         TROOP MEISINGER STEUBER & PASICH, LLP